Exhibit 99.1

Worksport Proudly Announces the COR System Will Be Assembled in Canada with Domestic and Foreign Parts

West Seneca, New York, Nov. 28, 2023 - Worksport Ltd. (Nasdaq: WKSP; WKSPW) (“Worksport” or the “Company”) proudly announces that the COR battery system will be designed, developed, and assembled in Canada, combining domestic and international components.

Worksport has recently formed a strategic partnership with a prominent Canadian manufacturer specializing in electronic boards. This key collaboration will see the partnering manufacturer assembling the full COR unit in Canada, including the electronic boards for the COR inverter and hub. Together with Worksport, they will implement a rigorous quality control process to ensure the highest quality standards.

“We are thrilled to take this step towards our goal of manufacturing the COR battery system within North America,” stated Worksport CEO Steven Rossi. “Our partnership with the Canadian manufacturer is a testament to our commitment to quality and sustainability. By bringing assembly to Canada, we further strengthen our position in the renewable energy sector.”

This significant move follows closely on the heels of Worksport’s announcement regarding the upcoming Alpha Release of the COR battery system. The Alpha Release, which will allow for real-world testing and first-hand user experiences, is a pivotal step towards official market launch.

Furthermore, as Worksport continues to ramp up production of its hard-folding and soft-folding tonneau covers to meet the increased demand, spurred by the recently announced $16 million annual sales agreement, the Company remains dedicated to delivering top-quality solutions to its valued customers.

New updates on the latest developments of the SOLIS solar cover will be provided as soon as the COR battery system successfully completes its “test phase,” which precedes its Alpha Release. These updates are poised to offer insights into the Company’s continued innovation in the renewable energy sector.

For further information, please visit Worksport’s official website for investors at investors.worksport.com.

About Worksport

Worksport Ltd. (Nasdaq: WKSP; WKSPW), through its subsidiaries, designs, develops, manufactures, and owns the intellectual property on a variety of tonneau covers, solar integrations, and NP (Non-Parasitic), Hydrogen-based true green energy solutions for the sustainable, clean energy, and automotive industries. Worksport seeks to capitalize on the growing shift of consumer mindsets towards clean energy integrations with its proprietary solar solutions, mobile energy storage systems (ESS), and NP (Non-Parasitic), Hydrogen-based technology. Terravis Energy’s website is terravisenergy.com. For more information, please visit investors.worksport.com.

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Investors and others should note that the Company announces material financial information to our investors using our investor relations website, press releases, Securities and Exchange Commission (“SEC”) filings, and public conference calls and webcasts. The Company also uses the Accounts to announce Company news and other information. The information shared on the Accounts could be deemed to be material information. As a result, the Company encourages investors, the media, and others to review the information the Company publishes on the Accounts.

In order to comply with Regulation FD, the Company does not selectively disclose material non-public information on any Account. If there is any significant financial information, it is the policy of the Company to release it broadly to the public through a press release or SEC filing prior to publishing it on one of the Accounts.

For additional information, please contact:

Steven Obadiah

Investor Relations

Worksport Ltd.

T: 1 (888) 554 8789 E: investors@worksport.com W: www.worksport.com

Forward-Looking Statements

The information contained herein may contain “forward-looking statements.” Forward-looking statements reflect the current view about future events. When used in this press release, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” “project,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) supply chain delays; (ii) acceptance of our products by consumers; (iii) delays in or nonacceptance by third parties to sell our products; and (iv) competition from other producers of similar products. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the SEC, including, without limitation, our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the Company’s actual results may differ materially from the expected results discussed in the forward-looking statements contained in this press release. The forward-looking statements made in this press release are made only as of the date of this press release, and the Company undertakes no obligation to update them to reflect subsequent events or circumstances.